UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPRAGUE RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	452637964
(State of incorporation or organization)	(IRS Employer Identification No.)
Two International Drive Suite 200 Portsmouth, NH 03801 (800) 225-1560 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-175826

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Sprague Resources LP (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-175826), initially filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sprague Resources LP By: Sprague Resources GP LLC, its general partner

By:	/s/ Paul A. Scoff
Name:	Paul A. Scoff
Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: October 15, 2013